                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COMPUWARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                             COMPUWARE CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

COMPUWARE CORPORATION
---------------------------------------------------------------
Corporate Headquarters
31440 NORTHWESTERN HIGHWAY, FARMINGTON HILLS, MICHIGAN 48334-2564
(248) 737-7300                                                    Compuware Logo

                                                                   July 16, 1999

Dear Compuware Shareholder:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Compuware Corporation to be held at 3:00 p.m., Eastern Daylight Time on Tuesday, August 24, 1999. The meeting will be held at Compuware's corporate offices, 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564.

     The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You may wish to review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

     If your shares are currently held in the name of your broker, bank or other nominee and you wish to attend the meeting, you should obtain a letter from your broker, bank or other nominee indicating that you are the beneficial owner of a stated number of shares of stock as of the July 1, 1999 record date. This will help facilitate registration at the meeting.

     Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and return your proxy card as soon as possible. This will ensure representation of your shares in the event you are unable to attend the meeting. You may, of course, revoke your proxy and vote in person at the meeting if you so desire.

                                          Sincerely,
                                          Peter Karmanos, Jr.
                                          Peter Karmanos, Jr.
                                          Chairman & Chief Executive Officer

                             COMPUWARE CORPORATION
                           31440 NORTHWESTERN HIGHWAY
                     FARMINGTON HILLS, MICHIGAN 48334-2564

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 24, 1999

To the Shareholders:

     Please take notice that the Annual Meeting of Shareholders of Compuware Corporation (the "Company") will be held at the Company's corporate offices at 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564 on Tuesday, August 24, 1999 at 3:00 p.m., Eastern Daylight Time, to consider and act upon the following matters:

     (1) The election of eleven directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified.

     (2) Such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on July 1, 1999 will be entitled to vote at the meeting.

     Your attention is called to the attached Proxy Statement and the accompanying proxy card. You are requested to sign and return the proxy card in the enclosed envelope. If you attend the meeting, you may withdraw your proxy and vote your shares.

     A copy of the Annual Report of the Company for the fiscal year ended March 31, 1999 accompanies this notice.

                                          By Order of the Board of Directors,
                                          Thomas Costello, Jr.
                                          Thomas Costello, Jr., Secretary

Farmington Hills, Michigan
July 16, 1999

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                             COMPUWARE CORPORATION

                                  INTRODUCTION

     This Proxy Statement, the 1999 Annual Report to Shareholders and the accompanying proxy card are first being mailed on or about July 16, 1999, to shareholders of record on July 1, 1999 of Compuware Corporation ("Compuware" or the "Company") in connection with the solicitation by the Company's Board of Directors of proxies from holders of Compuware Common Stock, $.01 par value per share ("Common Stock"), for use at the 1999 Annual Meeting of Shareholders to be held at 3:00 p.m., Eastern Daylight Time, on August 24, 1999, at Compuware Corporation, 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564, and at any adjournment or adjournments thereof. Farmington Hills is a suburb of Detroit.

     We urge you to sign, date and mail your proxy card promptly to make certain that your shares will be voted at the meeting.

     A proxy given pursuant to this solicitation may be revoked at any time before it is voted by filing with the Secretary of Compuware a written notice of revocation bearing a date later than the proxy, by duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Compuware, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself operate to revoke a proxy. Any written notice of revocation should be sent to: Secretary, Compuware Corporation, 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564.

     The principal executive offices of Compuware are located at 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564, and the telephone number is (248) 737-7300. All references herein to fiscal 1999 mean the 12 months ended March 31, 1999.

                              GENERAL INFORMATION

     The expense of soliciting proxies, including the cost of preparing, printing and mailing the Notice of the 1999 Annual Meeting of Shareholders, the Proxy Statement, the Annual Report and the accompanying proxy card, will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or facsimile, by directors, officers and regular employees of the Company, without special compensation therefor. The Company has also retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586 to assist in the solicitation of proxies, for an approximate cost of $6,000, plus reasonable expenses. Brokers and other persons holding stock in their names, or in the names of nominees, will be requested to forward proxy material to the beneficial owners of the stock and to obtain proxies, and the Company will defray reasonable expenses incurred in forwarding such material.

     Holders of shares of Common Stock of record at the close of business on July 1, 1999 are entitled to notice of, and to vote at the 1999 Annual Meeting of Shareholders. There were outstanding on July 1, 1999, 355,712,053 shares of Common Stock, the only class of stock outstanding. Each share is entitled to one vote.

     All proxies signed and returned to the Company will be voted, if not otherwise specified thereon, for approval of the directors described herein.

     Management of the Company knows of no other matters to come before the 1999 Annual Meeting. If any other matters requiring a shareholder vote properly come before the meeting, the persons appointed as proxies on the enclosed proxy card will vote with respect to such matters in accordance with their best judgment.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. The Board of Directors held six meetings this past year. Each of the directors attended at least 75% of the meetings of the Board of Directors and the Committees to which he or she belongs.

     AUDIT COMMITTEE

     The Audit Committee consists of three directors, Messrs. Grabe, Halling and Weicker, none of whom has ever been an employee of the Company. The Audit Committee met twice during this past year. The Audit Committee has the responsibility to review, with the Company's independent auditors, the Company's financial statements, the scope and findings of the auditor's examinations, and the internal accounting controls and practices of the Company.

     COMPENSATION COMMITTEE

     The Compensation Committee consists of three independent directors, Messrs. Goldsmith, Halling and Weicker. The Compensation Committee administers the Company's executive compensation and stock option programs. The Compensation Committee met once during the year and held discussions in lieu of additional meetings. The Committee makes recommendations to the Board of Directors on organization, succession and compensation, including stock option programs and benefit plans, individual salary rates, supplemental compensation and management special awards, the election of officers, consultantships and similar matters where Board approval is required.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows as of July 1, 1999 the beneficial ownership of Compuware Common Stock by each current director, by each named executive officer, by all directors and executive officers as a group and by holders of 5% or more.

                                                                  BENEFICIAL           PERCENT
                            NAME                                 OWNERSHIP(1)          OF CLASS
                            ----                                 ------------          --------
Stephen H. Fagan............................................        795,216(2)              *%
Henry A. Jallos.............................................        344,358(3)              *
Peter Karmanos, Jr. ........................................     22,924,820(4)            6.4
Joseph A. Nathan............................................      1,679,730(5)              *
W. James Prowse.............................................      1,859,386(6)              *
John N. Shevillo............................................        162,910(7)              *
Elizabeth A. Chappell.......................................         28,524(8)              *
Elaine K. Didier............................................         23,500(9)              *
Bernard M. Goldsmith........................................       291,428(10)              *
William O. Grabe............................................       172,500(11)              *
William R. Halling..........................................       106,500(12)              *
G. Scott Romney.............................................       173,797(13)              *
Thomas Thewes...............................................    12,323,292(14)            3.5
Lowell P. Weicker, Jr. .....................................        55,300(15)              *
By all executive officers and directors as a group (18
  persons)..................................................    41,988,101(16)           11.7
Massachusetts Financial Services............................    33,019,992(17)            9.3
FMR Corp. ..................................................    39,910,680(18)           11.2

-------------------------
  *  Less than 1%.

 (1) Except as otherwise noted, each beneficial owner identified in this table has sole investment power with respect to the shares shown in the table to be owned by the person or entity.

 (2) Includes (i) 4,478 shares owned directly by Mr. Fagan; (ii) 538 shares held for Mr. Fagan through the Company's ESOP; and (iii) 790,200 option shares which are fully vested.

 (3) Includes (i) 4,778 shares owned directly by Mr. Jallos; (ii) 33,230 shares held for Mr. Jallos through the Company's ESOP; and (iii) 306,350 option shares which are fully vested.

 (4) Includes (i) 5,550 shares owned directly by Mr. Karmanos; (ii) 9,798,857 shares held by Mr. Karmanos's trusts; (iii) 7,440,567 shares held by Mr. Karmanos's Stock Limited Partnership; (iv) 3,648,000 shares Mr. Karmanos is entitled to vote pursuant to shareholder agreements with certain shareholders; (v) 377,600 shares held for Mr. Karmanos through the Company's ESOP; (vi) 1,033,188 shares held by Mr. Karmanos's wife (under voting agreement, dated July 1, 1997); and (vii) 621,058 option shares which are fully vested. The shareholder group referenced in (iv) above includes certain shares beneficially owned by Thomas Thewes and the Thewes entities.

 (5) Includes (i) 688,081 shares owned directly by Mr. Nathan; (ii) 183,054 shares held for Mr. Nathan through the Company's ESOP; and (iii) 808,595 shares which are fully vested.

 (6) Includes (i) 1,407,907 shares held by Mr. Prowse's trust; (ii) 272,240 shares held for Mr. Prowse through the Company's ESOP; and (iii) 179,239 option shares which are fully vested.

 (7) Includes (i) 4,994 shares held directly by Mr. Shevillo; (ii) 77,916 shares held for Mr. Shevillo through the Company's ESOP; and (iii) 80,000 option shares which are fully vested.

 (8) Includes (i) 7,523 shares held directly by Ms. Chappell; (ii) 24 shares held by Ms. Chappell's child; and (iii) 20,977 option shares which are fully vested.

 (9) Includes (i) 2,600 shares held directly by Ms. Didier; and (ii) 20,900 option shares which are fully vested.

(10) Includes (i) 38,928 shares owned directly by Mr. Goldsmith; and (ii) 252,500 option shares which are fully vested.

(11) Includes (i) 60,000 shares owned directly by Mr. Grabe; and (ii) 112,000 option shares which are fully vested.

(12) Includes (i) 4,000 shares held directly by Mr. Halling; (ii) 62,500 option shares which are fully vested; and (iii) 40,000 option shares which will vest within 60 days.

(13) Includes (i) 30,500 shares owned directly by Mr. Romney; (ii) 2,000 shares owned by Mr. Romney's wife; and (iii) 141,297 option shares which are fully vested.

(14) Includes (i) 9,557,445 shares held by Mr. Thewes's trusts; (ii) non-controlling minority interest in 1,000,000 shares held by The Thewes Family Limited Partnership; (iii) non-controlling minority interest in 1,500,000 shares held by The Thewes GST Limited Partnership; (iv) 236,272 shares held for Mr. Thewes through an IRRA; and (v) 29,575 option shares which are fully vested.

(15) Includes 3,048 shares held by Mr. Weicker; (ii) 2,000 shares held by Mr. Weicker's wife; (iii) 10,252 option shares which are fully vested; and (vi) 40,000 option shares which will vest within 60 days.

(16) Includes 4,417,543 vested options and all options which vest within 60 days.

(17) Shares listed are from 13F dated March 31, 1999. The address for Massachusetts Financial Services is 500 Boylston Street, 25th Floor, Boston, Massachusetts 02116.

(18) Shares listed are from 13G/A dated April 9, 1999. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109-3614.

                            I. ELECTION OF DIRECTORS

NOMINEES

     Eleven directors, constituting the entire Board of Directors, are proposed to be elected to hold office until the 2000 Annual Meeting and until their successors are elected and qualified.

     All nominees for election have indicated their willingness to serve, but if any of them should decline or be unable to serve as a director, it is intended that the enclosed proxy will be voted for the election of such person or persons as are nominated as replacements by the Board of Directors in accordance with the Bylaws of the Company.

     A brief summary of each nominee's principal occupation and other information follows:

     PETER KARMANOS, JR.

     Mr. Karmanos, age 56, a founder of the Company, has served as a director of the Company since its inception, as Chairman of the Board since November 1978, and as Chief Executive Officer since July 1987. From January 1992 until October 1994, Mr. Karmanos served as President of the Company.

     JOSEPH A. NATHAN

     Mr. Nathan, age 46, has served as a director of the Company since September 1990 and as President and Chief Operating Officer since October 1994. From December 1990 to October 1994, Mr. Nathan served as Senior Vice President and Chief Operating Officer, Products Division.

     ELIZABETH A. CHAPPELL

     Ms. Chappell, age 41, has served as a director of the Company since October 1997. Ms. Chappell is the Chief Executive Officer of The Chappell Group, Inc., a consulting firm. From September 1979 to September 1994, Ms. Chappell served as a Vice President with AT&T Corp. Ms. Chappell is also a director of Handleman Company.

     ELAINE K. DIDIER

     Ms. Didier, age 51, has served as a director of the Company since October 1997. Effective August 30, 1999, Ms. Didier will serve as Dean of the University Library and Professor at Oakland University. Ms. Didier served as the Interim Director of Academic Outreach at the University of Michigan until March 1999. Prior to her assignment as Interim Director, Ms. Didier held other positions with the University, including Director of Information Resources.

     BERNARD M. GOLDSMITH

     Mr. Goldsmith, age 55, has served as a director of the Company since July 1992. Mr. Goldsmith has been the Managing Director of Updata Capital, Inc., an investment banking firm, since 1986.

     WILLIAM O. GRABE

     Mr. Grabe, age 61, has served as a director of the Company since April 1992. Mr. Grabe is a Managing Member of General Atlantic Partners, LLC and has been affiliated with General Atlantic Partners, LLC or its predecessor since April 1992. From 1984 until March 1992, Mr. Grabe was an IBM Vice President. Mr. Grabe is also a director of Baan Company N.V., Exact Holding N.V., Gartner Group, Inc., LHS Group, Inc., Meta4 N.V., and TDS GmbH along with a number of privately held companies in which General Atlantic Partners, LLC is an investor.

     WILLIAM R. HALLING

     Mr. Halling, age 60, has served as a director of the Company since October 1996. Mr. Halling is the President of The Economic Club of Detroit. Mr. Halling was with KPMG Peat Marwick from 1961 through 1993, where he served as a Managing Partner and member of the Board of Directors. Mr. Halling is also a director of Detroit Legal News.

     W. JAMES PROWSE

     Mr. Prowse, age 56, has served as a director of the Company since December 1986 and as Executive Vice President from February 1998 through March 31, 1999. From January 1992 through January 1998, Mr. Prowse served as Senior Vice President.

     G. SCOTT ROMNEY

     Mr. Romney, age 58, has served as a director of the Company since January 1996. Mr. Romney has been a partner at Honigman Miller Schwartz and Cohn, a law firm, since 1977. The law firm serves as counsel to the Company.

     THOMAS THEWES

     Mr. Thewes, age 67, a founder of the Company, has served as a director of the Company since its inception, and has served as Vice Chairman of the Board since March 1988. Mr. Thewes served as Treasurer from May 1988 until May 1995. Mr. Thewes served as Senior Vice President from March 1988 until March 1995 and as Secretary from April 1973 until May 1995.

     LOWELL P. WEICKER, JR.

     Mr. Weicker, age 68, has served as a director of the Company since October 1996. Mr. Weicker is presently a visiting professor at the University of Virginia in Charlottesville, Virginia, and currently serves on the Board of Directors of HPSC, Inc. UST Corporation, and Phoenix Duff & Phelps Mutual Funds. From 1990 through 1994, Mr. Weicker served as the Governor of Connecticut, and from 1970 through 1988, as a U.S. Senator from Connecticut. From 1962 through 1968, Mr. Weicker served as a Connecticut State Representative.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of the fiscal years ended March 31, 1999, 1998 and 1997 concerning the compensation of Compuware's Chief Executive Officer and of each of Compuware's other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                             COMPENSATION
                                                             ANNUAL COMPENSATION         ---------------------
                                               FISCAL      ------------------------      SECURITIES UNDERLYING
       NAME AND PRINCIPAL POSITIONS             YEAR        SALARY         BONUS             OPTION AWARDS
       ----------------------------            ------       ------         -----         ---------------------
Peter Karmanos, Jr.(1).....................      1999      $600,000      $1,600,000            1,261,058
  Chairman of the Board and                      1998       600,000       1,600,000            1,280,000
  Chief Executive Officer                        1997       500,000       1,330,000            1,064,000
Joseph A. Nathan...........................      1999       500,000       1,333,335              650,379
  President and                                  1998       500,000       1,333,333            1,066,666
  Chief Operating Officer                        1997       400,000       1,064,000              851,200
Stephen H. Fagan...........................      1999       330,000         927,169              352,000
  Senior Vice President                          1998       315,000         933,006              672,000
  Strategic Relationships, Europe                1997       300,000         798,000              638,400
John N. Shevillo...........................      1999       320,000         908,735              341,335
  Senior Vice President                          1998       300,000         841,715              640,000
  Strategic Accounts                             1997       300,000         798,000              638,400
Henry A. Jallos............................      1999       350,000         933,335              373,335
  Executive Vice President                       1998       330,000         880,000              704,000
  Products Division                              1997       300,000         798,000              638,400

-------------------------
(1) In fiscal 1999, 1998 and 1997, Compuware paid premiums of approximately $185,000 in each year in connection with a split dollar life insurance arrangement maintained on the life of Mr. Karmanos. In connection with that arrangement, the insurance premiums paid with respect to term life insurance and a portion of the whole life insurance were paid by Mr. Karmanos's children or trusts for their benefit. The premiums paid by Compuware will be repaid to it upon the earliest to occur of Mr. Karmanos's death or retirement, the cancellation of the policies or the transfer of the policies to Mr. Karmanos's children or trusts for their benefit. It is currently anticipated that such premiums will be repaid to Compuware in approximately four years, when the policies, if still outstanding, will be transferred to Mr. Karmanos's children or trusts for their benefit. At that time, the cash surrender value of the policies is expected to be equal to the aggregate premiums to be repaid to Compuware.

     OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning the number of options granted, exercise price and potential realized value at assumed annual rates of stock price appreciation for the option term for grants to each of the executive officers named in the Summary Compensation Table for the year ended March 31, 1999. The information presented below reflects the executive stock option grant of 4,265,685 shares on April 8, 1999.

                                                INDIVIDUAL GRANTS
                                --------------------------------------------------     POTENTIAL REALIZED VALUE
                                           PERCENTAGE OF                                AT ASSUMED ANNUAL RATES
                                           TOTAL OPTIONS                              OF STOCK PRICE APPRECIATION
                                            GRANTED TO                                      FOR OPTION TERM
                                OPTIONS    EMPLOYEES IN     EXERCISE    EXPIRATION    ---------------------------
            NAME                GRANTED     FISCAL 1999      PRICE         DATE          5%($)          10%($)
            ----                -------    -------------    --------    ----------       -----          ------
Peter Karmanos, Jr. ........    640,000        6.99%        $17.813        4/8/09     $7,169,599     $18,169,174
                                588,740        6.43%         27.781       11/2/02      3,209,244       6,865,142
                                 32,318        0.35%         27.781      10/25/05        345,456         798,773
Joseph A. Nathan............    533,335        5.82%         17.813        4/8/09      5,974,685      15,141,025
                                 79,968        0.87%         19.875       10/7/02        342,517         737,623
                                 37,076        0.40%         27.969       10/7/02        223,475         481,261
Stephen H. Fagan............    352,000        3.84%         17.813        4/8/09      3,943,280       9,993,045
John N. Shevillo............    341,335        3.73%         17.813        4/8/09      3,823,805       9,690,273
Henry A. Jallos.............    373,335        4.08%         17.813        4/8/09      4,182,285      10,598,732

     AGGREGATED OPTION EXERCISES AND FISCAL 1999 OPTION VALUE TABLE

     The following table sets forth information concerning the number of options exercised, value realized (market price less the exercise price) and the value of unexercised in-the-money stock options held by each of the executive officers named in the Summary Compensation Table above as of March 31, 1999:

                   AGGREGATED OPTION EXERCISES IN FISCAL 1999
                      AND OPTION VALUES AT MARCH 31, 1999

                                                                                      VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED         IN-THE-MONEY
                                                                 OPTIONS AT                OPTIONS AT
                                                              MARCH 31, 1999(#)         MARCH 31, 1999($)
                                SHARES                      ---------------------    -----------------------
                               ACQUIRED         VALUE           EXERCISABLE/              EXERCISABLE/
           NAME               ON EXERCISE     REALIZED          UNEXERCISABLE           UNEXERCISABLE(1)
           ----               -----------     --------          -------------           ----------------
Peter Karmanos, Jr. ......     3,809,600     $85,321,246       621,058/3,488,000     $         0/$35,804,394
Joseph A. Nathan..........       902,100      21,760,003     1,416,544/3,169,066      28,258,272/ 35,741,515
Stephen H. Fagan..........       815,000      23,479,044       790,200/2,168,800      17,000,931/ 25,116,136
John N. Shevillo..........       354,800       9,344,454        80,000/2,076,800       1,690,000/ 23,848,636
Henry A. Jallos...........       469,250      12,805,182       506,350/2,220,800      10,907,194/ 25,538,636

-------------------------
(1) Represents the amount by which the market price of the Company's common stock exceeded the exercise price of the outstanding options on March 31, 1999. Market price is based on the closing price on The Nasdaq Stock Market, Inc. on that date of $23.875.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has issued the following report on executive compensation:

     OBJECTIVES AND POLICIES

     The Compensation Committee works with senior management of the Company to develop and implement compensation policies, plans and programs designed to provide strong incentives for the achievement of corporate and individual performance goals. The Compensation Committee seeks to:

     - provide rewards which are closely linked to Company and individual performance;

     - align the interests of the Company's employees with those of its shareholders through potential stock ownership; and

     - ensure that compensation and benefits are at levels which enable the Company to attract and retain the high quality employees it needs.

     Consistent with these objectives and in keeping with the long-term focus required for the Company's business, it is the policy of the Compensation Committee to make a high proportion of executive officer compensation and awards under stock ownership programs dependent on long-term performance and enhancing shareholder value.

     The Company employs a formal system for developing measures of and evaluating executive officer performance. Executive officer base salary and individual bonus awards are determined with reference to Company-wide, divisional and individual performance for the previous fiscal year, based on a wide range of quantitative and qualitative measures which permit comparisons with competitors' performance and internal targets set before the start of each fiscal year. Quantitative measures include earnings and revenue growth. In addition to Company-wide measures of performance, the Company considers subjective performance factors particular to each executive officer, such as individual managerial accomplishments and the performance of the division or divisions for which such officer had management responsibility.

     Within the total number of shares authorized by shareholders, the Compensation Committee aims to provide stock option awards broadly and deeply throughout the organization. Individual executive officer stock option awards are based on level of position, individual contribution and the Company's stock ownership objectives for executives. The Company's long-term performance ultimately determines compensation from stock options, since stock option value is entirely dependent on the long-term growth of the Company's stock price.

     CURRENT EXECUTIVE COMPENSATION

     Certain executive officers are parties to an employment agreement with the Company. The agreements contain certain provisions which prohibit the executive officers from competing with the Company or soliciting the Company's employees upon the officer's termination of employment. The employment agreements also prohibit the use of the Company's confidential information upon termination of employment.

     Messrs. Karmanos and Nathan executed employment agreements which expire on March 31, 2000. Messrs. Fagan, Jallos and Shevillo executed employment agreements which expired on March 31, 1999. Executive base salary for each of the executive officers for fiscal 2000 is as follows: Mr. Karmanos -- $700,000; Mr. Nathan -- $600,000; Mr. Fagan -- $250,000; Mr. Shevillo -- $250,000; and Mr.
Jallos -- $400,000. Further, under the current agreements, incentive goals were increased by altering the bonus structure from one based on a fraction of the executive's salary to one based on a multiple of the executive's salary. The executive officers are now eligible to receive an annual bonus only if earnings per share and performance targets for the Company as a whole are achieved. Bonuses were paid to the executive officers in fiscal 1997, 1998 and fiscal 1999.

     Executive officers were granted option shares in March 1997, April 1998 and April 1999. Fifty percent of the option shares will vest under the terms of the plan on the third anniversary date of the grant; 25% of the option shares will vest under the terms of the plan on the fourth and fifth anniversary dates of the grant.

                                          COMPENSATION COMMITTEE
                                          Bernard M. Goldsmith
                                          William R. Halling
                                          Lowell P. Weicker, Jr.

                               PERFORMANCE GRAPH

     The following line graph compares (i) the cumulative total shareholder return on the Company's Common Stock, with (ii) the Total Return Index for The Nasdaq Stock Market, Inc., and with (iii) the Total Return Index for Nasdaq Computer and Data Processing Services Stocks for the periods ended March 31, 1994, March 31, 1995, March 31, 1996, March 31, 1997, March 31, 1998 and March
31, 1999 using $100 invested in Compuware Common Stock and each of the two Nasdaq indexes.

     The graph displayed below is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph does not necessarily reflect the Company's forecast of future financial performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                          PERIOD ENDING MARCH 31, 1999

                                                                                                           NASDAQ STOCK MARKET
                                                        COMPUWARE             NASDAQ INDUSTRY INDEX               INDEX
                                                        ---------             ---------------------        -------------------
'3/31/94'                                                100.00                      100.00                      100.00
'3/31/95'                                                 87.83                      134.79                      111.25
'3/31/96'                                                 54.60                      190.89                      151.05
'3/31/97'                                                148.96                      208.90                      167.85
'3/31/98'                                                468.82                      365.23                      254.76
'3/31/99'                                                453.38                      593.53                      342.53

---------------------------------------------------------------------------------------------------------------------------------
                                 3/31/94          3/31/95          3/31/96          3/31/97          3/31/98          3/31/99
---------------------------------------------------------------------------------------------------------------------------------
 Compuware                        100.00           87.83            54.60            148.96           468.82           453.38
 Nasdaq Industry Index            100.00           134.79           190.89           208.90           365.23           593.53
 Nasdaq Stock Market Index        100.00           111.25           151.05           167.85           254.76           342.53
---------------------------------------------------------------------------------------------------------------------------------

     COMPENSATION OF DIRECTORS

     Under the Non-Employee Director Stock Option Plan, non-employee directors receive a one-time grant of options to purchase 20,000 shares of Common Stock and an annual grant of 40,000 option shares. Further, each non-employee director will receive options to purchase 2,000 option shares for each Board of Directors meeting attended in person, 1,000 option shares for each Board of Directors Committee meeting attended in person, 500 option shares for each Board of Directors meeting attended by telephone, and 250 option shares for each Board of Directors Committee meeting attended by telephone. All option shares become exercisable over a four year period. Except for the grant of option shares, members of the Board receive no other payment other than the reimbursement for out-of-pocket expenses incurred in connection with attendance at Board of Director and Committee meetings.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of March 31, 1999 and March 31, 1998, Messrs. Goldsmith, Halling, and Weicker served as members of the Company's Compensation Committee. Mr. Goldsmith resigned from the Compensation Committee effective April 1, 1999. As of March 31, 1997, Messrs. Karmanos, Goldsmith, Halling and Weicker served as members of the Company's Compensation Committee. Messrs. Goldsmith, Halling and Weicker have never been officers or employees of the Company or any of its subsidiaries.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations, for fiscal year 1999, a Form 4 was not filed in a timely manner for (i) Mr. Goldsmith, a director, (ii) Ms. Didier, a director, and (iii) Mr. Lobsinger, party to a Voting Agreement, dated November 5, 1992, under which Mr. Karmanos voted the shares of certain shareholders of the Company. The voting Agreement was terminated effective March 1, 1999. Other than the forms referenced, during the fiscal year ended March 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

     RELATED PARTY TRANSACTIONS

     George Karmanos, the brother of Peter Karmanos, Jr., owns Karmanos Printing and Graphics, which provides certain printing services to the Company, including the printing of Company brochures, stationery, envelopes, business cards, invoices and other office supplies. For fiscal 1999, the Company paid $948,822 to such company for printing costs. The Company believes that such printing services were provided to the Company on terms that were no less favorable to the Company than could have been obtained from unaffiliated third parties.

     Peter Karmanos, Jr. owns 67% of the common stock of Compuware Sports Corporation ("CSC"), which operates an amateur hockey program in southeastern Michigan. Thomas Thewes, a director of the Company, owns 33% of the common stock of CSC. One of CSC's teams, the Plymouth Whalers, plays in the Ontario Hockey League and supplies players to the National Hockey League ("NHL"), the other team, the Compuware Junior Ambassadors, plays in the North American Junior Hockey League ("NAJHL"), which primarily supplies players to leading college hockey programs. On September 8, 1992, Compuware entered into a one year Promotion Agreement with CSC to promote and sponsor Compuware's business ("Promotion Agreement"). The Promotion Agreement automatically renews for successive one year terms, unless terminated with 60 days prior notice by either party.

     The CSC teams play their home games at the Compuware Arena in Plymouth, Michigan. The Compuware Arena is owned and managed by entities controlled by interests of Peter Karmanos, Jr. and interests of Thomas Thewes. On December 1, 1996 Compuware entered into an Advertising Agreement with the Arena to promote and sponsor Compuware's business, including but not limited to the right for the Arena to be named "Compuware Arena" and the placement of fixed advertising in and about the Arena. The Advertising Agreement will terminate by its terms on November 30, 2016. Pursuant to the Promotion and Advertising Agreements, the Company paid an aggregate of $1,235,000 in fiscal 1999.

     The Company, pursuant to a Promissory Note dated April 8, 1999, provided four loans in the total amount of $9,000,000 to Peter Karmanos, Jr., Chief Executive Officer and Chairman of the Board. All of the loans were payable in full on or before June 30, 1999. The loans were subject to annual interest at the Applicable Federal Rate in effect at the time the loan was made (4.87% - 4.99%). As of the date of this Proxy Statement, all loans to Mr. Karmanos have been repaid.

     The Company, pursuant to a Promissory Note dated March 18, 1999, provided a secured loan in the amount of $1,384,685 to Eliot Stark, Executive Vice President. As provided in the Promissory Note, the loan is payable in full on or before March 17, 2000, is subject to the annual accrual of interest at the Applicable Federal Rate (4.6%), compounded monthly, and becomes immediately due and payable should Mr. Stark's employment terminate with the Company for any reason prior to the loan being paid in full.

     G. Scott Romney, a director of the Company, is a partner in the law firm of Honigman Miller Schwartz & Cohn ("Honigman"). Honigman was engaged by the Company to perform legal services in fiscal 1999, and it is anticipated that Honigman will continue to be so engaged in fiscal 2000.

                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals to be considered for shareholder action at the 2000 Annual Meeting if they do so in accordance with the appropriate regulations of the Securities and Exchange Commission. Any such proposals must be submitted to the Company's Secretary no later than March 24, 2000.

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-----------------------------------------         MANAGEMENT RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.
COMPUWARE CORPORATION                             1.   Election of Directors.
-----------------------------------------                                                              For All      With-    For All
                                                                                                       Nominees     hold      Except

                                                       ELIZABETH A. CHAPPELL    PETER KARMANOS, JR.     [    ]      [   ]      [   ]
                                                       ELAINE K. DIDIER         JOSEPH A. NATHAN        [    ]      [   ]      [   ]
                                                       BERNARD M. GOLDSMITH     W. JAMES PROWSE         [    ]      [   ]      [   ]
                                                       WILLIAM O. GRABE         G. SCOTT ROMNEY
                                                       WILLIAM R. HALLING       THOMAS THEWES
                                                                                LOWELL P. WEICKER, JR.

CONTROL NUMBER:                                        NOTE:  If you do not wish your shares voted FOR a particular nominee, mark
RECORD DATE SHARES:                                    the For All Except box and strike a line through the nominee's name. Your shares will be voted for the remaining nominees.


  Please be sure to sign and          Date
  date this Proxy.                                Mark box at right if address change or comments have been noted              [   ]
-----------------------------------------------   on the reverse side of this card.                                            [   ]




  Shareholder sign here      Co-owner sign here
-----------------------------------------------


DETACH CARD                                                                                                              DETACH CARD


                             COMPUWARE CORPORATION

     Dear Shareholder,

     The enclosed proxy card relates to the 1999 Annual Meeting of Shareholders of Compuware Corporation. Also enclosed is a Notice of Meeting, a Proxy Statement and a 1999 Annual Report of Compuware Corporation.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy card in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Shareholders on August 24, 1999.

     Thank you in advance for your prompt consideration of this matter.

     Sincerely,


     Compuware Corporation

                             COMPUWARE CORPORATION


The undersigned hereby appoints as Proxies, Thomas Costello, Jr. or Laura Fournier, with Power of Substitution, to vote the shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Compuware Corporation, to be held on August 24, 1999 and at any adjournment(s) thereof.

THE PROXY WILL VOTE YOUR SHARES IN ACCORDANCE WITH YOUR DIRECTIONS ON THIS CARD. IF YOU DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXY WILL VOTE YOUR SHARES FOR THE PROPOSAL.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company.
Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

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